Exhibit 10.1

SERVICE CONTRACT

THE PARTIES TO THIS AGREEMENT ARE:

The Subscriber:     Accredited Motorcars Inc.

210 Route 46 West Little Ferry NJ 07646

Tel 201-641-4600

The Company:  Charlie GPS Inc

101 Ridge rd North Arlington NJ 07031

Tel 201-998-2523

This Service Contract is subject to the following Terms and Conditions ("T&C"). The Company may change or update the T&C from time to time without notice to Subscriber. Activation of the service will signify Subscriber agreement to be bound by these T&C.

1. Description of Service(s):

In consideration of service use fees, the Service currently allows subscriber to: (i) locate; (ii) control; and (iii) receive notifications about vehicles that have been fitted with particular service compatible devices. Subscriber understand and agree that the Service is provided "AS-IS" and that assumes no responsibility for the timeliness, deletion, miss delivery or failure to store any user communications or personalization settings. In order to use the Service, Subscriber or the third-party who sold to Subscriber enabled device must pay Service use fees (some products include the applicable fees in their sales price) in order for Subscriber to register for the Service. Payment for services by credit card constitutes agreement of T&C. The customer agrees that payment for services is non-refundable. Services are available to Subscriber only within the 48 contiguous United States .The Service is not available everywhere and may be subject to signal limitations based on topography, buildings and atmospheric conditions. To the extent such limitations occur, will not be responsible for any resulting interruption in the Service or for any damages whatsoever. Subscriber must have access to the Internet and responsible for paying any service fees associated with such access.

2. Member Account, Password & Security:

The Subscriber will receive a password and account designation upon completing the Service's registration process. The Subscriber is responsible for maintaining the confidentiality of the password and account, and is fully responsible for all activities that occur under Subscriber password or account. Subscriber is responsible for all actions taken with your User ID and password, including fees charged to your account.  If Subscriber lose control of its password, Subscriber lose substantial control over  personal and account information and may be subject to legally binding actions taken on subscriber behalf. The Subscriber agree to (a) immediately notify The Company of any unauthorized use of  password or account or any other breach of security, and (b) ensure that Subscriber exit from  account at the end of each session. The Company cannot and will not be liable for any loss or damage of any nature arising from Subscriber failure to comply with this Section.

3. Subscriber Conduct:

The Subscriber agree to evaluate, and bear all risks associated with, the use of any content, including any reliance on the accuracy, completeness, or usefulness of Service. Subscriber may not rely on any content created by or submitted to the Service.  Subscriber  understand that the technical processing and transmission of the Service, including your notifications, commands and the location of your vehicles, may involve (a) transmissions over various networks; and (b) changes to conform and adapt to technical requirements of connecting networks or devices.

4. Return Policy

Due to the nature of vehicle tracking, all purchases are final.  Company may, at its  discretion, agree to allow an order to be cancelled for a restocking fee of 25% within 24 hours of the product being received.

• ALL SALES ARE FINAL. No funds will be returned.

• Any return must be authorized by a representative of Charlie GPS Inc. Under no circumstances will returns be accepted otherwise.

5. Indemnity:

Subscriber  agree to indemnify and hold , and its subsidiaries dealers, affiliates, officers, agents, co-branders or other partners, and employees, harmless from any claim or demand, including reasonable attorneys' fees, made by any third party due to or arising out of: notifications you submit for transmission through the Service; Subscriber use of the Service to control your asset(s); your connection to the Service; your violation of the T&C; or your violation of any rights of another. Tracking devices and supporting and Service may not be used to violate the privacy rights of others, or in violation of local, county, state or federal statutes. GPS tracking may be illegal in certain states. In no way will or its subsidiaries, dealers or partners be held responsible for inappropriate use of these products. IT IS THE SOLE RESPONSIBILITY OF THE SUBSCRIBER TO CONSULT LEGAL COUNSEL FOR THE INTERPRETATION OF ANY LAWS APPLICABLE TO THE AREA OF INTENDED USE OF THESE PRODUCTS. THIS SERVICE IS IN NO WAY IS A REPLACEMENT AUTOMOBILE INSURANCE.

6. No Resale of Service:

You agree not to reproduce, duplicate, copy, sell, resell or exploit for a commercial purposes, any portion of the Service, use of the Service, or access to the Service, without the sole written of the Company

7. Modifications to Service:

The Company reserves the right at any time and from time to time to modify or temporarily suspend the Service (or any part thereof) with or without notice. Subscriber agree that  Company shall not be liable to  any modification or suspension of the Service.

8. Termination:

Subscriber agree that , Company at its sole discretion, may terminate your password, account (or any part thereof) or use of the Service, and remove and discard any content within the Service, if Service use fees are not paid timely or if believes that you have violated or acted inconsistently with the letter or spirit of the T&C. Subscriber agree that any termination of its access to the Service under any provision of this T&C may be effected without prior notice, and acknowledge and agree that may immediately deactivate or delete your account and all related information and files in your account and/or bar any further access to such files or the Service. Further, subscriber agree that shall not be liable to you or any third-party for any termination of your access to the Service according to the T&C. Should service be terminated for non-payment, a TWENTY-FIVE DOLLAR ($25) reinstatement fee will be charged.

9. Disclaimer of Warranties:

YOU EXPRESSLY UNDERSTAND AND AGREE THAT:

a. YOUR USE OF THE SERVICE IS AT YOUR SOLE RISK. THE SERVICE IS PROVIDED ON AN "AS IS" AND "AS AVAILABLE" BASIS. EXPRESSLY DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

b. MAKES NO WARRANTY THAT (i) THE SERVICE WILL MEET YOUR REQUIREMENTS, (ii) THE SERVICE WILL BE UNINTERRUPTED, TIMELY, SECURE, OR ERROR-FREE, (iii) THE RESULTS THAT MAY BE OBTAINED FROM THE USE OF THE SERVICE WILL BE ACCURATE OR RELIABLE, (iv) THE QUALITY OF ANY PRODUCTS, SERVICES, INFORMATION, OR OTHER MATERIAL PURCHASED OR OBTAINED BY YOU THROUGH THE SERVICE WILL MEET YOUR EXPECTATIONS, AND (V) ANY ERRORS IN THE SOFTWARE WILL BE CORRECTED. SUBSCRIBER ACKNOWLEDGES AND AGREES THAT NO FORM OF COMMUNICATION IS ERROR-FREE. ALTHOUGH HISTORICALLY RARE, SYSTEMS RELY ON GPS AND CELLULAR NETWORKS, AND BECAUSE THESE NETWORKS MAY FROM TIME EXPERIENCE THE EFFECTS OF, BUT NOT LIMITED TO, SOLAR STORMS, SOLAR FLARES OR SUNSPOTS, WHICH MAY IMPACT THE TIMING OF GPS SIGNALS AND CONSEQUENTIALLY THE SUBSCRIBER'S VEHICLE LOCATION ACCURACY, THESE DISTURBANCES ARE UNUSUAL AND BEYOND THE CONTROL OF OR ANY OTHER AGENCY. CANNOT WARRANT OR BE HELD LIABLE FOR NATURAL OR UNNATURAL DISTURBANCES. SIMIALARLY, TERRESTRIAL CELLULAR SIGNALS MAY ALSO BE AFFECTED BY TERRAIN, BUILDINGS, ATMOSPHERIC ACTIVITY WHICH MAY PRODUCE ANOMULOUS PROPAGATION AND CAUSE THE INTERMITTENANT ABSENCE, DELAY OR DELETION OF TEXT MESSAGES.

c. NO ADVICE OR INFORMATION, WHETHER ORAL OR WRITTEN, OBTAINED BY YOU FROM OR THROUGH OR FROM THE SERVICE SHALL CREATE ANY WARRANTY NOT EXPRESSLY STATED IN THE T&C. In the unusual event that a customer's tracking device becomes inactive for any reason, it is the customer's responsibility to have the unit repaired as quickly as possible. The out of service time does not constitute an extended hardware warranty in its own right nor does it absolve the customer of their financial responsibility for their subscription. Due to the secure nature of the Service all attempts will be made to repair GPS products as soon as possible whether in or out of warranty.

10.  This agreement constitutes the whole agreement between the parties and any alteration must be in writing and signed by both parties.

Signed at Little Ferry, NJ on this 23day of

January, 2011.

/S/ Raffi Civan_________________________SUBSCRIBER

RAFFI CIVAN                                                  NAME

/S/ Jarnes Khorozian____________________  COMPANY

JARNES KHOROZIAN                                     NAME

Both signatories duly warrant their authority to sign this Service Contract.

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